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                                                                 EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                             SIERRACITIES.COM INC.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender shares of Common Stock, par value $.01 per share (the "Company Common Stock"), of SierraCities.com Inc., a Delaware corporation (the "Company") (such shares of Company Common Stock, together with the preferred share purchase rights issued pursuant to the Rights Agreement, dated as of December 30, 1998, between the Company and Harris Trust and Savings Bank, as rights agent, associated with such shares, being hereinafter collectively referred to herein as the "Shares"), pursuant to the Offer (as defined in the Offer to Purchase, as defined below) in the event that certificates evidencing Shares (the "Share Certificates") are not immediately available or the Share Certificates and all other documents required by the Letter of Transmittal (as defined below) cannot be delivered to EquiServe Trust Company, N.A., the depositary and disbursing agent (referred to herein as the "Disbursing Agent"), on or prior to the Expiration Date (as defined in the Offer to Purchase), or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, facsimile transmission, telex or mail to the Disbursing Agent and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase).

            The Disbursing Agent (and Depositary) for the Offer is:

                         EQUISERVE TRUST COMPANY, N.A.

             By Mail:                    By Overnight Courier:                     By Hand:
  EquiServe Trust Company, N.A.      EquiServe Trust Company, N.A.      EquiServe Trust Company, N.A.
        Corporate Actions                  Corporate Actions              c/o Securities Transfer &
          P.O. Box 2527                        Suite 4660                  Reporting Services, Inc.
    Jersey City, NJ 07303-2527            525 Washington Blvd.          100 William Street -- Galleria
    Re: SierraCities.com Inc.            Jersey City, NJ 07310                New York, NY 10038

                        Facsimile Number: (201) 324-3403
              Telephone Number to Confirm Receipt: (201) 222-4707

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DISBURSING
AGENT.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Disbursing Agent and must deliver the Letter of Transmittal and Share Certificates or an Agent's Message (as defined in the Offer to Purchase) to the Disbursing Agent within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to such Eligible
Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to AMTRS Corp., a Delaware corporation and a wholly-owned subsidiary of American Express Travel Related Services Company,
Inc., a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 27, 2001 (the "Offer to
Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal"), the receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

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

-----------------------------------------------------------------------------------------------------------

     Number of Shares:                                 Name(s) of Record Holder(s): ------------------
     -------------------------------
                                                       ------------------------------------------------
     Share Certificate No(s). (if available):
     ---------                                         ------------------------------------------------
                                                       (PLEASE PRINT)
     ------------------------------------------------
                                                       Address(es):
     ------------------------------------------------  -------------------------------------
     Check box if Share(s) will be tendered by         ------------------------------------------------
     book-entry transfer. [ ]
                                                       ------------------------------------------------
     Account Number: --------------------------------
                                                       Area Code and
     Date:                                             Telephone Number(s): --------------------------
     ---------------------------------------------
                                                       Signature(s):
                                                       -------------------------------------
                                                       ------------------------------------------------
                                                       Dated:
                                                       --------------------------------------------
-----------------------------------------------------------------------------------------------------------
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               THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

      The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer
 Association, Inc., hereby guarantees to either deliver to the Disbursing Agent certificates evidencing all the Shares tendered hereby, in proper form for transfer, or to deliver such Shares pursuant to the procedure for book-entry transfer into the Disbursing Agent's account at The Depository Trust Company, in either case together with the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message
 (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, within three (3) trading days after the date hereof. A "trading day" is any day on which The Nasdaq National Market is open for business.

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
    Name of Firm: -----------------------------------  -------------------------------------------------
                                                                    (AUTHORIZED SIGNATURE)
    Address:                                           Name:
    ------------------------------------------         --------------------------------------------
                                                                    (PLEASE TYPE OR PRINT)
    -------------------------------------------------  Title:
                                                       ----------------------------------------------
    -------------------------------------------------
    -------------------------------------------------  Date:
                                                       ---------------------------------------------
                       (ZIP CODE)
    Telephone Number(s): ( -----) ------------------

 NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
       CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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